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Exhibit 99.1

[Cornell Companies Inc. Letterhead]

FOR IMMEDIATE RELEASE

For additional Information Contact
John L. Hendrix -SVP and CFO—713-623-0790
Paul Doucette—713-335-9203 or
713-471-9859

CORNELL COMPANIES NAMES THOMAS R. JENKINS JR. PRESIDENT

        Houston, TX (September 18, 2002)—Cornell Companies, Inc. (NYSE: CRN), a leading provider of privatized adult and juvenile correctional, treatment and educational services, named Thomas R. Jenkins Jr., (55), its new president. Jenkins, who has been serving as senior vice president and chief operating officer, will also continue with those responsibilities. Steve Logan has resigned to pursue other business interests.

        In making the announcement, Harry J. Phillips, Jr., executive chairman, said, "Steve Logan helped build Cornell Companies into a leader in the private corrections and treatment industry, specializing in adult and juvenile justice, behavioral health and alternative education. For ten years, Steve has been instrumental in the company's development and we greatly appreciate his efforts and accomplishments.

        "During the past five years at Cornell, Tom Jenkins has worked closely with the company's management team to achieve a remarkable record of success. Tom has helped lead Cornell's growth, increasing the company's annual revenues from $70 million in 1997 to an estimate of over $275 million at the end of 2002 and substantially improving its profitability. When Tom became chief operating officer in 1997, Cornell was a collection of acquisitions. Tom consolidated the operations and developed both its people and systems to make Cornell what it is today—highly efficient and well diversified, with an outstanding record of growth and profitability."

        Phillips added, "As a result, the Board's choice of Jenkins's as the new president was easy—Tom Jenkins is a great leader and gets results—he represents the best of Cornell and has been a steadying influence throughout the company's development. Tom brings leadership, vision and focus to Cornell, and has a strong sense of values and ethics. He shares the Board's commitment to combine outstanding program delivery, innovation and financial strength to increase Cornell's shareholder value. Under his leadership, Cornell's programs have consistently been awarded the title of "Program of the Year' in Pennsylvania. Moreover, Cornell's record of American Correctional Association Accreditation and Accreditation by the Joint Commission on the Accreditation of Healthcare Organizations is exemplary. Now, in becoming president, the Board is giving Tom a strong mandate to more fully develop Cornell's growth opportunities."

        Jenkins commented, "Cornell has an outstanding leadership team in place. We have vast experience operating programs that meet the needs of our customers. Our corporate team, John Hendrix and his outstanding group of managers, provide a steady hand on our fiscal future. Working together we have established a number of fundamental strengths—operational excellence, top-notch people and good financials—- now it is time to capitalize on our potential. With Cornell's diversification, we are not dependent on federal and state prison programs for our growth. In today's environment, the opportunity is in areas such as pre-release, jails, alternative education and juvenile justice, and we have the operating and financial strengths to move ahead and effectively capture this growth.

        "In the near term, we anticipate continued growth through internal expansions and new programs in the pre-release, jail and juvenile justice arenas. We anticipate increased demand for pre-release beds. These programs are highly profitable and we intend to increase our share of the existing pre-release market. We are aggressively pursuing opportunities created by the Immigration and Naturalization Service's need for detention beds. Also, we are using our successful and profitable operating models in the untapped jail and alternative education businesses to pursue a number of potential contracts. Of course, we are an industry leader in juvenile justice and we are working hard on several new business opportunities that hold great potential."

        Jenkins emphasized, "I intend to nurture good ideas, set the bar high, challenge our organization to excellence, be aggressive in our marketing and development initiatives, and unleash the pent-up enthusiasm and energy that exist within our company. Cornell's growth has just begun."

        Phillips concluded, "Tom is an innovator with a proven track record of producing growth and increasing profitability. He's the right guy at the right time, and both the Board and the entire management team are very pleased that he will lead Cornell's next phase of growth. He has a wide range of industry contacts and has maintained an excellent relationship with our customers, including the Federal Bureau of Prisons. His record over the past five years speaks for itself. Under his leadership, Cornell successfully:

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  integrated two acquisitions—Allvest which established Cornell in the state of Alaska and Interventions which serves as our platform for growth in the behavioral health market;

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  initiated its first stand-alone alternative school when the Harrisburg Academy began serving more than 500 troubled youth in September 2001;

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  privatized the 140-bed Alexander Youth Services Center near Little Rock; and

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  opened the Non-Residential Treatment Center and the Non-Residential Detention Center, Pennsylvania's sole source for this type of treatment.

        He developed and led numerous expansions, including:

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  two expansions at D-Ray James prison totaling 1000 beds;

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  addition of 738 beds at the Big Spring Correctional Center;

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  doubling the size of Cornell's Abraxas Center for Adolescent Females; and

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  addition of a women's unit at the Leadership Develop Program.

        Prior to joining the company, Jenkins completed a career with the Commonwealth of Pennsylvania by serving as Director of the Bureau of County Children and Youth Programs for the Office of Children, Youth and Families. Under his leadership, the Commonwealth opened the first diagnostic treatment center and the first maximum-security treatment facility in the state. He formed and led a new state bureau to manage the state's juvenile justice programs and then managed a brand new, statewide bureau to manage the Pennsylvania child welfare system. Beginning in 1995, he served as vice president and chief operating officer for the Abraxas Group, one of the largest and most successful not-for-profit juvenile justice providers in Pennsylvania. He took a provider of quality service and provided the growth stimulus necessary to make it the strong and successful platform that Cornell acquired to serve as its entrance into the juvenile justice field. He was named chief operating officer of Cornell Companies in 1997 and senior vice president and COO in 1999. He holds a B.A., in Sociology, from St. Vincent College and a M.S.W., in Social Work from the University of Pittsburgh.

        Logan who currently serves as president of the Association of Private Correctional and Treatment Organizations (APCTO), the industry trade association, will be available to the company to ensure a smooth transition to new leadership. The company will record a third-quarter expense charge of approximately $740,000, after tax, for personnel costs related to the vesting of Logan's deferred compensation.

        Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. Cornell (http://www.cornellcompanies.com) has contracts to operate 69 facilities with a total service capacity of 15,444. Cornell's facilities are located in 13 states and the District of Columbia.

        This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward- looking statements. Important factors that could cause actual results to differ include, among others, (i) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (ii) the timing and costs of expansions of existing facilities, (iii) changes in governmental policy to eliminate or discourage the privatization of correctional, detention and pre- release services in the United States, (iv) availability of debt and equity financing on terms that are favorable to the Company, (v) fluctuations in operating results because of occupancy, competition (including competition from two competitors that are substantially larger than the Company), increases in cost of operations, fluctuations in interest rates and risks of operations and (vi) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded.

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CORNELL COMPANIES NAMES THOMAS R. JENKINS JR. PRESIDENT